UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 30, 2019

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	PTX	N/A

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, on February 18, 2019, Pernix Therapeutics Holdings, Inc. (“Pernix” or the “Company”) and Pernix’s wholly-owned subsidiaries filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

On April 30, 2018, the Company and certain of its subsidiaries (together, the “Sellers”) completed the previously announced sale of substantially all of its assets (the “Asset Sale”) to Currax Holdings LLC (f/k/a Phoenix Top Holdings LLC, an entity formed by affiliates of Highbridge Capital Management (in such capacity, the “Purchaser”)), pursuant to the Amended and Restated Asset Purchase Agreement, dated as of April 15, 2019 (as amended, the “A&R Purchase Agreement”) between the Sellers and the Purchaser.

The foregoing description of the A&R Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R Purchase Agreement, filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 19, 2019.

Additional Information regarding the Chapter 11 Case

Additional information is available on Pernix’s website at www.pernixtx.com. In addition, court filings and other documents related to the Chapter 11 Cases are available on a separate website administered by Pernix’s claims and noticing agent, Prime Clerk, at https://cases.primeclerk.com/pernix.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: May 6, 2019	By:	/s/ John A. Sedor
John A. Sedor
Chief Executive Officer